EXHIBIT 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Oakley, Inc. (the “Company”) for the quarterly period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), D. Scott Olivet, as Chief Executive Officer of the Company, and Richard Shields, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Oakley, Inc. and will be retained by Oakley, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ D. Scott Olivet

Name:	D. Scott Olivet
Title:	Chief Executive Officer
Date:	August 9, 2006

/s/ Richard Shields

Name:	Richard Shields
Title:	Chief Financial Officer
Date:	August 9, 2006
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.